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                                                               EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
   American Fire Retardant Corp.

          We hereby consent to the incorporation by reference in this Registration Statement of American Fire Retardant Corp on Form S-8, of our report dated April 11, 2002, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) of American Fire Retardant Corp for the year ended December 31, 2002, and to all references to our firm included in this Registration Statement.

HJ Associates & Consultants, LLP
Salt Lake City, Utah
January 29, 2003






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